UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2013

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19520 Jamboree Road, Suite 200, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 478-8600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2013, the Board of Directors of TRI Pointe Homes, Inc., a Delaware corporation (the “Company”), adopted a cash bonus plan (the “Bonus Plan”) pursuant to which the employees of the Company, including the named executive officers of the Company, will be eligible to earn cash bonus compensation based on the achievement of Company performance objectives. The material terms of the Bonus Plan are as follows:

Under the Bonus Plan, the named executive officers are eligible to earn a cash bonus of up to 100% of his base salary based on the Company’s achievement of a pre-established consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) in the case of the Chief Executive Officer, President, and Chief Financial Officer. The Compensation Committee may approve positive and negative adjustments. The cash bonus opportunities for the Company’s Chief Executive Officer, President, and Chief Financial Officer are as follows:

	Threshold	Target	Maximum
Percentage of EBITDA Achieved	75%	100%	125%
Bonus Payment (as Percentage of Base Salary)	50%	75%	100%

The achievement of performance criteria between the threshold, target and maximum levels will result in payments calculated on a linear 1 to 1 increase or decrease. For example, if 87.5% of the target is achieved, the officer’s payout will be 62.5%.

Payments to these officers under the Bonus Plan are paid following the completion of the Company’s fiscal year-end audit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed herewith:

Exhibit No.	Exhibit Title or Description

10.1	2013 Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2013

TRI Pointe Homes, Inc.

By	/s/ Michael D. Grubbs
Michael D. Grubbs, Chief Financial Officer and Treasurer

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INDEX OF EXHIBITS

Exhibit No.	Exhibit Title of Description

10.1	2013 Bonus Plan

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